Exhibit 10.8

The Transfer Agreement for Land Use Right

Contractee: The People’s Government of Shuangcheng District of Harbin

(hereinafter Party A)

Contractor: Heilongjiang Xinhua Cattle Co., Ltd. (hereinafter Party B)

According to the PRC Law on Land Management and Contract law of the PRC and other relative law, regulation and the provision, both Party A and Party B negotiate and sign this contract with the principle of equality, voluntary, the principle of compensation. Both Parties shall keep promise and execute together.

I	The Area of Land and its Covering

1.	Party A rent the land and its infrastructure to Party B for the usage of breeding dairy cow, which located at Shengyong Cun Qianjin County, Shuangcheng District, Harbin, Heilongjiang. The land area is 425 mu, and service life is 30 years.
2.	Party A transfer the land of the land use right with cattle farm, dormitory and office building. The construction area of the cattle farm is 42100 square meters, the construction area of the dormitory is 3000 square meters, and the construction are of the office building is 3000 square meters.

II	Contracting Fee and Payments

i.	Contracting fee

1.	The contract fee of the land use right is RMB 27412500 yuan, 6450 yuan per mu.
2.	The infrastructure usage fee: The cattle farming usage fee is 73675000 yuan, dormitory usage fee is 5400000 yuan, and the office building usage fee is 5400000 yuan.
3.	The totally amount of the land and its infrastructure is RMB 111887500 yuan, (the Capital amount: ONE HUNDRED AND ELEVEN MILLION EIGHT HUNDRED AND EIGHT HUNDRED AND EIGHTY-SEVEN THOUSAND AND FIVE HUNDRED)

ii.	Payment

1.	Within three month since the date of signing this contract, Party B clear-up pay the land contracting fee and the its infrastructure usage fee, and the Party B shall chose the installment plan to pay the fee to Party A.
2.	Party A transfers the right to the use of land and the right to the use of cattle farming, dormitory, and the office building within a year of the date of signing this contract.

III	The Right and Obligation of Party A

1.	Supervise the exploitation and utilization of land, and make sure to utilize the land rationally according to the designated use in the contract.
2.	According to the contract to charge the land contracting fee, Party A shall not increase the land contracting fee randomly in the term of contract.
3.	Party A shall grantee Party B operate independently and Party A cannot violate the legal right of Party B
4.	Party A has the right to reconstruct the cattle farm, dormitory and office building, also has the right to establish other infrastructure for business
5.	Make sure the water, power runs smooth and provide the road to contracting land for free
6.	In the contract life, Party A shall not subcontract the land.

IV	The Rights and Obligations of Part B

1.	Party B has the right to use and operate the contracting land according to the usage and term on the contract.
2.	Party B has the rights to yield of the contracting land and the right of use to construct and purchase property according to the contract.
3.	Enjoy the preferential policies that the nation provided.
4.	Has the right to use the public facilities.
5.	Party B shall construct the facilities that related to the manufacture and life on the contracting land
6.	Party B shall not use the land with the contracted management right to pay off the debt.
7.	Preserve the natural resource and environment, converse the water and land and utilize the land reasonability.

V	Subcontracting

1.	In the term of the contract, Party B shall subcontract the land or the part of the land to a third party in principle of voluntary and mutual benefit after the permission of the Party A.
2.	The subcontracting contact are necessary signed, and cannot change the content of the original contract.
3.	After the subcontracting the contract, Party A and Party B shall continue to execute the right and take the obligation as the original contract. Party B together with a third party shall execute the right and take the obligation to according to the subcontracting contract.

VI	The Contracted Management Term of the Land and its Facilities

The contracted management term is 30 years, from May 14,2015 to May 13, 2045. Expect for the national special expropriation, Party B shall use the land in the term of contract.

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VII	Change and Termination of Contract

1.	This contract comes into effect since the date of signing. Any Party shall not change or terminate the contract, unless the two Parties negotiation to sign the written contract and then can change and terminate this contract.
2.	In the term of contract, the changing of legal representatives or personnel of any parties cannot change and terminate this contract.
3.	In the term of contract, the contract could change or terminate without taking any responsibilities when the contract unable to fulfill because of the force majeure.
4.	In the term of contract, Party A should pay the fee for the construction equipment on the land to Party B and give the relevant compensation in accordance with the contracted management life and the actual situation of exploitation and utilization when it occurs to the government expropriate this land.
5.	If Party A re-contracts the contracted land or cut off the power, water, or the road to make the Party B unable to operate, Party B has the right to terminate this contract, and the Party A shall take liability for breach the contract.
6.	Party B has the prior right to continue to contract when it gets to the expiration of the contract. The two parties shall renew this contract half of the year before the expiration.

VIII	Liability of Breach of Contract

In the term of contract, any Party violates the contract or releases the contract without any reasonable reason, the party who violate the contract must take all the losses when it causes the actual loss to the other side. If the contract cannot carry out because of the force majeure, both Parties can terminate the contract.

IX	Dispute Resolutions

If the dispute occurs in the process of carrying out the contract, both Parties should compromise settlement. If the settlement was failed, both Parties agree to apply to mediation. If the mediation was failed, both Parties can sue to the jurisdictional people’s court.

X	The Contract Comes into Effect since the Date of Signing

XI	For the unfinished matters of contract, both Parties can sign a supplementary agreement after the consensus; the supplementary agreement has the same legal force as the contract.

XII	The contract is done in triplicate, each Party holds one copy with the same force.

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Contractee: the People’s Government of Shuangcheng District in Harbin

Signature:

Contractor: Heilongjiang Xinhua Cattle Co., Ltd.

Signature:

Date of Signing: May 14, 2014

Place of signing: Harbin, Heilongjiang Province

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